   As filed with the Securities and Exchange Commission on October 29, 1999

                                                          File No. 333-_________
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                               ----------------

                           THE L.S. STARRETT COMPANY
            (Exact name of registrant as specified in its charter)

          Massachusetts                              04-1866480
          (State or Other Jurisdiction              (I.R.S. Employer
        of Incorporation or Organization)         Identification No.)


                              121 Crescent Street
                          Athol, Massachusetts 01331
         (Address of Principal Executive Offices, including Zip Code)
                        --------------------------------

                      1997 EMPLOYEES' STOCK PURCHASE PLAN

                               --------------------
                           (Full title of the Plans)

       Roger U. Wellington, Jr.             Steven A. Wilcox, Esq.
       The L.S. Starrett Company            Ropes & Gray.
       121 Crescent Street                  One International Place
       Athol, Massachusetts  01331          Boston, Massachusetts 02110
       (978) 249-3551                       (617) 951-7000

             --------------------------------------------------
(Name, Address and Telephone Number, including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE
=============================================================================================================
  Title of Securities      Amount To Be          Proposed Maximum         Proposed Maximum        Amount of
   To Be Registered       c(2)(5)                 Offering Price         Aggregate Offering     Registration
                                                 Per Share (1)(2)(3)        Price (2)(3)(4)           Fee
 ------------------------------------------------------------------------------------------------------------
  Class A Common          800,000 shs.                     $20.30           $16,240,000.00          $4,514.72
  Stock, $1.00 par
  value
--------------------------------------------------------------------------------------------------------------
  Class B Common          800,000 shs.                         --                       --                 --
  Stock, $1.00 par
  value
===========================================================================================================

(1) Pursuant to Rule 457(c), the proposed maximum offering price per share is an estimate based on 85% of the average of the high and low prices of The L.S. Starrett Company Class A Common Stock reported on the New York Stock Exchange, Inc. on October 25, 1999.

(2) No more than 800,000 shares of Class A Common Stock and Class B Common Stock in the aggregate may be issued.


(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of The L.S. Starrett Company Class A Common Stock reported on the New York Stock Exchange, Inc. on October 25, 1999.

(4) Calculated on the basis of 800,000 shares of Class A Common Stock because no market exists for the shares of Class B Common Stock, which shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis.

(5) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminable number of additional shares of Common Stock that may become issuable pursuant to antidilution adjustment provisions of the Company's 1997 Employees' Stock Purchase Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of Registrant information, and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The L.S. Starrett Company (the "Company" or the "Registrant") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The L.S. Starrett Company (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

          (a) Annual Report on Form 10-K for the fiscal year ended June 26, 1999 filed with the Commission on September 13, 1999.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company document referred to in (a) above.

          (c) The description of the Company's Class A and Class B Common Stock, $1.00 par value (the "Common Stock"), contained in the Company's Registration Statements and subsequent reports filed under the Exchange Act.

All documents subsequently filed by the Registrant or the Plan pursuant to
Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Steven A. Wilcox, a partner in Ropes & Gray, is Clerk of the Company.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

Massachusetts Law Regarding Indemnification

     Section 67 of Chapter 156B of the Massachusetts General Laws permits, in part, indemnification by Massachusetts corporations of its directors, officers, employees, and persons who serve at its request in any capacity with respect to any employee benefit plan. Indemnification is permitted to the extent specified in or authorized by a corporation's articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the stock entitled to elect directors. Section 67, however, prohibits a corporation from indemnifying a person with respect to any matter who has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or in the best interest of the participants or beneficiaries of an employee benefit plan, as the case may be.

     In addition, Section 67 specifically permits a corporation to advance expenses incurred in defending the action or proceeding if the indemnified person undertakes to repay the amount advanced should such person later be adjudicated not to be entitled to indemnification under Section 67. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any employee benefit plan.

Indemnification under the Company's By-laws

     The Company shall, to the maximum extent permitted under applicable law, indemnify any person against all liabilities and expenses reasonably incurred in connection with the defense or disposition of any action, suit or proceeding, in which such person may be involved or with which such person may be threatened, by reason of the fact that such person:

          (a) is or was or has agreed to be a director or officer of the Company or while serving as a director or officer is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another organization; or
          (b) is or was a director, officer or employee who is or was serving or has agreed to serve at the request of the Company in any capacity with respect to any employee benefit plan, including trustees and administrators.

     No indemnification shall be provided with respect to any matter disposed of by settlement unless:

          (a) such indemnification is approved by a majority of the holders of the shares of the Company then entitled to vote for directors, exclusive of any shares owned by an interested director or officer; or
          (b) such indemnification and such settlement is approved by a majority of the disinterested directors as being in the best interest of the Company or employee benefit plan or participants served, as the case may be; or
          (c) if no directors are disinterested, a written opinion, reasonably satisfactory to the Company, of independent legal counsel that (i) such indemnification and such settlement, decree or disposition are in the best interest of the Company or employee benefit plan or participants served, as the case may be, and (ii) if adjudicated, such indemnification would not be found to have been prohibited by law.

     As used in the by-laws, a director is "interested" if he or she is a defendant in the proceeding in question or a similar proceeding, and a "disinterested director" is any director who is not an interested director.

     Expenses reasonably incurred in the defense of any proceeding may be paid by the Company in advance, upon an undertaking by the person being indemnified to repay such expenses if it is ultimately determined that indemnification for such expenses is not authorized under the by-laws.

     Any repeal or modification of the indemnification provisions of the by-laws shall not adversely affect any right or protection of a director or officer or employee benefit plan trustee or administrator relating to any acts or omission of such person occurring prior to such repeal or modification.

     The Company may enter into indemnification agreements with any director, officer or employee benefit plan trustee or administrator so long as such agreement is in accordance with the by-laws.

Indemnification Agreements

     The Company has entered into indemnification agreements with each of its directors, certain of its officers, and employee benefit plan trustees or administrators who are employees of the Company.

Other Indemnification

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     The Company has purchased Reimbursement for Directors and Officers Liability Insurance and Directors and Officers Liability Insurance.

Item 7.   Exemption From Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          Exhibit

          4.1  The 1997 Employees' Stock Purchase Plan.

          5.1  Opinion of Ropes & Gray.

          23.1  Consent of Deloitte & Touche LLP.

          23.2  Consent of Ropes & Gray (See Exhibit 5.1).

          24.1  Power of Attorney (See Signature Page).


Item 9.   Undertakings.
          ------------

          (a)  The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not
          --------  -------
          apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athol, The Commonwealth of Massachusetts, on this 29th day of October, 1999.

                                    THE L.S. STARRETT COMPANY



                                    By: /s/ Douglas R. Starrett
                                        ----------------------------------------
                                     Name:  Douglas R. Starrett
                                     Title: Chairman, Chief Executive Officer,
                                            and Director


                               POWER OF ATTORNEY
                               -----------------

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints each of Douglas R. Starrett, Roger U. Wellington, Jr. and Steven A. Wilcox, each with full power of substitution, his true and lawful attorney-in-fact and agent with full power to him to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorney to any and all such amendments.

Signature                                                     Capacity                                    Date
-----------------------------------       ------------------------------------------------        --------------------
/s/ Douglas R. Starrett                   Chairman, Chief Executive Officer (Principal            October 29, 1999
-----------------------------------
Douglas R. Starrett                       Executive Officer) and Director

/s/ Roger U. Wellington, Jr.              Treasurer and Chief Financial Officer                   October 29, 1999
-----------------------------------
Roger U. Wellington, Jr.                  (Principal Financial Officer)

/s/ Steven G. Thomson                     Chief Accounting Officer                                October 29, 1999
-----------------------------------
Steven G. Thomson                         (Principal Accounting Officer)

/s/ Douglas A. Starrett                   President and Director                                  October 29, 1999
-----------------------------------
Douglas A. Starrett

/s/ George B. Webber                      Vice President, Webber Gage Division and                October 29, 1999
-----------------------------------
George B. Webber                          Director

/s/ William S. Hurley                     Director                                                October 29, 1999
-----------------------------------
William S. Hurley

/s/ Richard B. Kennedy                    Director                                                October 29, 1999
-----------------------------------
Richard B. Kennedy

/s/ Andrew B. Sides, Jr.                  Director                                                October 29, 1999
-----------------------------------
Andrew B. Sides, Jr.

                                 EXHIBIT INDEX

Number                         Title of Exhibit
------                         ----------------
 4.1                  The 1997 Employees' Stock Purchase Plan

 5.1                  Opinion of Ropes & Gray.

 23.1                 Consent of Deloitte & Touche LLP.

 23.2                 Consent of Ropes & Gray (see Exhibit 5.1).

 24.1                 Power of Attorney (see signature page for Form S-8).